UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2015, EXCO Resources, Inc. (“EXCO”) entered into that certain Fourth Amendment to its Amended and Restated Credit Agreement by and among EXCO, as borrower, certain of its subsidiaries, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Fourth Amendment”).

The Fourth Amendment amended EXCO’s existing Amended and Restated Credit Agreement, dated as of July 31, 2013, as amended (the “Amended and Restated Credit Agreement”), to, among other things, decrease the amount of the borrowing base under the Amended and Restated Credit Agreement from $900.0 million to $725.0 million. The borrowing base is subject to semi-annual review and redetermination by the lenders pursuant to the terms of the Amended and Restated Credit Agreement. The Fourth Amendment was entered into in satisfaction of the regular semi-annual redetermination of the borrowing base under the Amended and Restated Credit Agreement that was scheduled to occur on or about April 15, 2015. The Fourth Amendment also amended the semi-annual redetermination of the borrowing base that was scheduled to occur on or about October 1, 2015 so that the redetermination will occur on or about August 1, 2015.

The Fourth Amendment also amended the definition of a permitted refinancing in the Amended and Restated Credit Agreement to, among other things, allow EXCO to refinance or replace its 7.5% senior unsecured notes due September 15, 2018 (“2018 Notes”) and 8.5% senior unsecured notes due April 15, 2022 (“2022 Notes” and together with the 2018 Notes or any additional senior unsecured notes, senior subordinated notes or other indebtedness, “Senior Notes”) with net cash proceeds from second lien debt. The Fourth Amendment also amended the negative covenant restricting outstanding indebtedness to an aggregate principal amount of indebtedness of Senior Notes of up to $1.5 billion to also permit EXCO to incur an aggregate principal amount of second lien debt under this covenant. In the event that EXCO issues any second lien debt that is considered a permitted refinancing, the borrowing base under the Amendment and Restated Credit Agreement will not be reduced. However, if EXCO issues any second lien debt that does not constitute a permitted refinancing, the Fourth Amendment provides that the borrowing base under the Amended and Restated Credit Agreement shall be automatically reduced by the lesser of $250 for each $1,000 in stated principal amount of such second lien debt incurred on the date such indebtedness is issued, or such other amount as determined by certain of the lenders in their sole discretion under the Amended and Restated Credit Agreement.

In addition, the Fourth Amendment added and amended certain financial covenants contained in the Amended and Restated Credit Agreement, to require that EXCO:

•	not permit the ratio of Senior Secured Indebtedness (as defined in the Amended and Restated Credit Agreement) to Consolidated EBITDAX (as defined in the Amended and Restated Credit Agreement) on the last day of any fiscal quarter to be greater than 2.50 to 1.00;

•	maintain a minimum Interest Coverage Ratio (as defined in the Amended and Restated Credit Agreement) for any four consecutive fiscal quarter period ending on the last day of any such fiscal quarter of at least 2.00 to 1.00; and

•	not permit its leverage ratio of Consolidated Funded Indebtedness (as defined in the Amended and Restated Credit Agreement) as of the end of each fiscal quarter to Consolidated EBITDAX for the trailing four fiscal quarter period ending on the last day of such fiscal quarter, determined as of the end of each fiscal quarter ending during any period set forth below, to be greater than the ratio set forth below opposite such period:

Period	Ratio
The fiscal quarter period ending on December 31, 2016	6.00 to 1.00
The fiscal quarter period from and including March 31, 2017 to and including the fiscal quarter period ending on June 30, 2017	5.75 to 1.00
The fiscal quarter ending on September 30, 2017	5.25 to 1.00
The fiscal quarter ending on December 31, 2017	4.75 to 1.00
Each fiscal quarter ending thereafter	4.50 to 1.00

EXCO is required to comply with these financial covenants from the fiscal quarter ending March 31, 2015 through July 31, 2018, the maturity date of the Amended and Restated Credit Agreement. In addition, in determining compliance with such leverage ratio, EXCO is required to calculate Consolidated EBITDAX in accordance with the following formulas:

•	Consolidated EBITDAX for the four fiscal quarter period ending December 31, 2016 shall be Consolidated EBITDAX for fiscal quarter ending on December 31, 2016 multiplied by 4.00;

•	Consolidated EBITDAX for the two fiscal quarter periods ending March 31, 2017 shall be Consolidated EBITDAX for such period multiplied by 2.00; and

•	Consolidated EBITDAX for the three fiscal quarter period ending June 30, 2017 shall be Consolidated EBITDAX for such period multiplied by 4/3.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On February 9, 2015, EXCO issued a press release announcing the decrease of the borrowing base under the Amended and Restated Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Amended and Restated Credit Agreement, dated as of February 6, 2015, by and among EXCO Resources, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press release, dated February 9, 2015, issued by EXCO Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: February 12, 2015	By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Amended and Restated Credit Agreement, dated as of February 6, 2015, by and among EXCO Resources, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press release, dated February 9, 2015, issued by EXCO Resources, Inc.

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